Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (Nos. 333-128219, 333-116477, 333-106200 and 333-106200-01, 333-132574, 333-132574-01, 333-132574-02, and 333-132574-03) of PPL Energy Supply, LLC of our report dated February 24, 2006, except for Note 10, "Sale of Interest in Griffith Plant" section, which is as of December 13, 2006 and Note 10, "Anticipated Sale of Latin American Businesses" section, which is as of June 20, 2007, relating to the consolidated financial statements and financial statement schedule, which appears in this Form 8-K.

/s/ PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
June 20, 2007